 Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Chino Commercial Bancorp

Chino, California

We have issued our report dated March 25, 2010, accompanying the consolidated financial statements included in the Annual Report of Chino Commercial Bancorp on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said report in the Registration Statement of Commercial Bancorp on Form S-8 (File No. 333-135592)

/s/ Hutchinson and Bloodgood LLP

Glendale, CA

March 26, 2010